Exhibit 99.1

IonQ Poised for Aggressive Commercial Growth in 2023

Sets Date to Report on Momentum and Fourth Quarter 2022 Financial Results

IonQ generated $25 million in 2022 bookings, achieving ~50% growth year-over-year

IonQ to Report Fourth Quarter 2022 Financial Results on March 30, 2023

COLLEGE PARK, MD—March 6, 2023—Today, IonQ (NYSE: IONQ), a quantum computing industry leader, announced that it had achieved $24.5 million in bookings for the full year 2022, representing a ~50% year-over-year increase.

Prior to its public listing in late 2021, IonQ announced an aggressive growth plan of annual bookings for future years. IonQ’s actual results have exceeded that original plan each year since. With 50% growth in 2022 as a backdrop, the company plans to grow even faster in 2023.

“In the past two years, we have exceeded our expectations for bookings, largely due to overwhelming customer demand for quantum computing hardware and software in the near-term,” said Peter Chapman, President and CEO of IonQ. “During these turbulent times when the entire world is dealing with a challenging economic environment, IonQ is hitting and exceeding the expectations that we shared with the market in advance of taking the company public. Now, we are focused on ramping up manufacturability of our quantum computers to meet this demand.”

IonQ also announced that the company will release its financial results for the fourth quarter and fiscal year ending December 31, 2022 on Thursday, March 30, 2023, after the financial markets close.

The company will also host a conference call at 4:30 PM Eastern Time that same day to discuss its results and share more commentary on its 2023 business outlook. The call will be accessible by telephone at 877-270-2148 (domestic) or 412-902-6510 (international). The call will also be available live via webcast on the Company’s website here, or directly here.

A telephone replay of the conference call will be available approximately 2 hours after its conclusion at 877-344-7529 (domestic) or 412-317-0088 (international) with access code 7197039 and will remain available until 11:59 PM Eastern time, April 30, 2023. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ Aria is the latest in a line of cutting-edge commercial quantum systems, boasting industry-leading 25 algorithmic qubits. Along with record performance, IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Dr. Christopher Monroe and Dr. Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward- looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements.These statements include those related to IonQ’s 2023 growth projections, including revenue growth; IonQ’s ability to ramp up and meet customer demand; IonQ’s market opportunity, projected demand, anticipated growth, and future financial performance, including management’s financial outlook for 2023.Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: market adoption of quantum computing solutions and IonQ’s products, services and solutions; the ability of IonQ to protect its intellectual property; changes in the competitive industries in which IonQ operates; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry including, but not limited to increased inflationary pressures. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors’’ section of IonQ’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com